Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Nuveen Enhanced High Yield Municipal Bond Fund of our report dated June 21, 2021, relating to the financial statements of Nuveen Enhanced High Yield Municipal Bond Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Legal Opinions and Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 21, 2021